Exhibit 99.1
News Release
JBT Marel Corporation
333 W. Wacker Drive
Suite 3400
Chicago, IL 60606

JBT Marel Corporation Reports Fourth Quarter and Full Year 2025 Results and Establishes 2026 Guidance with Continued Growth

Fourth Quarter 2025 Highlights: (Results are from continuing operations)
◦Achieved record quarterly orders and revenue with both exceeding $1.0 billion
◦Realigned reportable segments to Protein Solutions and Prepared Food and Beverage Solutions, reflecting the integration of the Company's operating model

Full Year 2025 Highlights: (Results are from continuing operations)
◦Revenue totaled $3.8 billion with 50% generated from recurring revenue
◦Realized year-over-year synergy savings of approximately $43 million
◦Cash provided by operating activities was $342 million, and free cash flow was $250 million
◦De-leveraged balance sheet by approximately 1.1x since the close of the transaction

CHICAGO, February 23, 2026 - JBT Marel Corporation (NYSE and Nasdaq Iceland: JBTM), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported financial results for the fourth quarter and full year 2025.

“We delivered on our ambitious expectations for our first year operating as JBT Marel and demonstrated that we are truly better together," said Brian Deck, Chief Executive Officer. “Our team's strong execution, successful integration efforts, and continuous improvement initiatives led to excellent performance in 2025 and a positive outlook for 2026."

“As expected for 2025, we benefited from demand recovery in the protein end markets, especially within poultry," continued Deck. “We also implemented a customer-focused go-to-market strategy, allowing us to capitalize on cross-selling opportunities and to advance our customer value proposition with integrated solutions and comprehensive lifecycle support.”

Comparisons in this news release are to the comparable period of the prior year, unless otherwise noted. An earnings presentation with supplemental information is available on the Company's Investor Relations website at https://ir.jbtmarel.com/events/presentations.

JBT Marel Full Year 2025 Consolidated Results

"We are extremely pleased that we delivered strong full year financial results even in the face of a challenging tariff environment," said Matt Meister, Chief Financial Officer. "Additionally, our ability to de-lever the balance sheet to below 3 times within the first year of the combination underscores the significant cash flow generation and earnings power of our business."

Full year 2025 consolidated revenue of $3.8 billion included approximately $77 million in year-over-year foreign exchange translation benefit. Loss from continuing operations of $50 million, representing a margin of (1.3) percent, included $179 million in acquisition related amortization and depreciation expense, $147 million in pre-tax charges related to the non-cash financial settlement of the U.S. pension plan, $115 million in M&A related costs, and $31 million in restructuring related costs.

Full year 2025 consolidated adjusted EBITDA was $600 million, representing a margin of 15.8 percent. Diluted loss per share from continuing operations was $0.96, and adjusted earnings per share ("EPS") was $6.41. Full year orders totaled approximately $3.8 billion, inclusive of approximately $79 million in a year-over-year benefit from foreign exchange translation, and year-ended backlog was approximately $1.4 billion.

Full year 2025 operating cash flow from continuing operations was $342 million, and free cash flow was $250 million. As of December 31, 2025, the Company's net debt to trailing twelve months adjusted EBITDA was 2.9x.

JBT Marel Realignment of Reportable Segments and Full Year 2025 Segment Results

As previously announced, JBT Marel realigned its reportable segments during the fourth quarter of 2025 to reflect the integration of the Company's operating model. The realignment now includes two reporting segments, Protein Solutions and Prepared Food and Beverage Solutions.

	Twelve Months Ended December 31, 2025
($ millions except margin)	Protein Solutions	Prepared Food and Beverage Solutions
Segment revenue	$1,716	$2,082
Segment Adjusted EBITDA	$345	$359
Segment Adjusted EBITDA margin	20.1%	17.2%

Synergy Actions and Target Cost Savings

For the full year 2025, JBT Marel realized year-over-year synergy savings of approximately $43 million. Exiting 2025, JBT Marel achieved annualized run rate savings of approximately $85 million.

For the full year 2026, JBT Marel anticipates approximately $60 million in year-over-year synergy savings.

Full Year 2026 Guidance

JBT Marel's consolidated guidance for full year 2026 reflects continued year-over-year growth in revenue, margins, and earnings.

Guidance
($ millions except margin and EPS)	FY 2026
Revenue	$3,990 - $4,065
Income from continuing operations margin	6.1% - 6.6%
Adjusted EBITDA margin(1)	17.0% - 17.5%
GAAP EPS	$4.70 - $5.15
Adjusted EPS(1)	$8.00 - $8.50

(1) Non-GAAP figure. Please see supplemental schedules for adjustments and reconciliations.

For the full year 2026, JBT Marel expects year-over-year consolidated revenue growth of 5 - 7 percent, which is inclusive of approximately 1 percent foreign exchange translation benefit.

For the full year 2026, JBT Marel expects to incur certain one-time and acquisition related costs, which are included in income from continuing operations margin and GAAP EPS guidance and excluded from adjusted EPS and adjusted EBITDA margin. These include approximately $178 million in acquisition related amortization and depreciation, $20 million in M&A related costs, and $30 million in restructuring costs.

Full year 2026 total depreciation and amortization is expected to be approximately $268 million. Interest expense is estimated to be approximately $50 million, and other financing income related to cross currency swaps on the Term Loan B is expected to be approximately $10 million. The full year tax rate is anticipated to be 23 - 24 percent.

Earnings Conference Call

A conference call is scheduled for 10:00 a.m. ET on Tuesday, February 24, 2026, to discuss fourth quarter and full year 2025 results. A simultaneous webcast and audio replay of the call will be available on the Company’s Investor Relations website at https://ir.jbtmarel.com/events/ir-calendar.

2026 Investor Day

JBT Marel will host an Investor Day in New York City on Thursday, March 26, 2026, beginning at 9:00 AM ET / 13:00 GMT. JBT Marel’s Chief Executive Officer, Brian Deck, and other members of the executive leadership team will provide an update on the Company’s strategic priorities, growth initiatives, and financial objectives. The event will be livestreamed and a replay will be available through this website: jbtminvestorday2026.com. These details are also available on the Company's Investor Relations website at https://ir.jbtmarel.com/events/ir-calendar.

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About JBT Marel Corporation

JBT Marel Corporation (NYSE and Nasdaq Iceland: JBTM) is a leading global technology solutions provider to high-value segments of the food & beverage industry. JBT Marel’s unique solutions of integrated equipment, service, software, and application expertise enables customers to optimize food yield and efficiency, improve food safety and quality, and enhance uptime and proactive maintenance, all while reducing waste and resource use across the global food supply chain. JBT Marel operates more than 50 manufacturing and distribution facilities globally. For more information, please visit www.jbtmarel.com

Non-GAAP Measures and Reconciliations to GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted income from continuing operations, Adjusted diluted earnings per share from continuing operations (“Adjusted EPS”), and free cash flow are non-GAAP financial measures. JBT Marel provides non-GAAP financial measures in order to increase transparency in our operating results and trends. These non-GAAP measures eliminate certain costs or benefits from, or change the calculation of, a measure as calculated under U.S. GAAP. By eliminating these items, JBT Marel provides a more meaningful comparison of our ongoing operating results, consistent with how management evaluates performance. Management uses these non-GAAP measures in financial and operational evaluation, planning and forecasting. These calculations may differ from similarly-titled measures used by other companies. The non-GAAP financial measures disclosed are not intended to be used as a substitute for, nor should they be considered in isolation of, financial measures prepared in accordance with U.S. GAAP. Reconciliations of non-GAAP financial measures can be found in the supplemental schedules to this release.

Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond JBT Marel's ability to control. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by JBT Marel will be achieved. These forward-looking statements include, among others, statements related to our business and our results of operations, our strategic plans, our restructuring plans and expected cost savings from those plans and our liquidity. The factors that could cause our actual results to differ materially from expectations include but are not limited to the following factors: fluctuations in our financial results; termination or loss of major customer contracts and risks associated with fixed-price contracts, particularly during periods of high inflation; catastrophic loss at any of our facilities and business continuity of our information systems; loss of key management and other personnel; our ability to remediate the material weaknesses relating to the Marel financial statements; deterioration of economic conditions, including impacts from supply chain delays and reduced material or component availability; unanticipated delays or acceleration in our sales cycles; inflationary pressures, including increases in energy, raw material, freight, and labor costs; changes in food consumption patterns; weather conditions and natural disasters; impacts of pandemic illnesses, food borne illnesses and diseases to various agricultural products; work stoppages; customer sourcing initiatives; competition and innovation in our industries; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; changes to tariffs, trade regulations, quotas, or duties; potential liability arising out of the installation or use of our systems; the impact of climate change and environmental protection initiatives; our ability to comply with U.S. and international laws governing our operations and industries; increases in tax liabilities; risks related to acquisitions, such as our ability to integrate the acquisitions we have consummated, including the integration of the legacy businesses of JBT and Marel; our ability to develop and introduce new or enhanced products and services and keep pace with technological developments; difficulty in developing, preserving and protecting our intellectual property or defending claims of infringement; cybersecurity risks such as network intrusion or ransomware schemes; our convertible note hedge and warrant transactions; the maintenance of two stock exchange listings; fluctuations in currency exchange rates and interest rates; our level of indebtedness; availability of and access to financial and other resources; and the factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. JBT Marel cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. JBT Marel undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

Investors & Media:

JBTMarel.IR@jbtc.com
+1 (312) 861-5784

JBT MAREL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$1,008.0	$467.6	$3,798.2	$1,716.0
Cost of sales	659.9	288.2	2,463.6	1,089.5
Gross profit	348.1	179.4	1,334.6	626.5
Gross profit margin	34.5%	38.4%	35.1%	36.5%

Selling, general and administrative expense	268.6	163.4	1,115.9	506.7
Restructuring expense	7.2	0.3	29.3	1.4
Operating income	72.3	15.7	189.4	118.4
Operating income margin	7.2%	3.4%	5.0%	6.9%

Pension (income) expense, other than service cost	1.3	24.3	148.5	27.3
Net interest expense	12.0	1.9	103.3	(4.3)
Loss on investment	—	—	10.6	—
Other (income)	(2.5)	—	(10.6)	—
Income (loss) from continuing operations before income taxes	61.5	(10.5)	(62.4)	95.4
Income tax provision (benefit)	8.1	(3.6)	(13.1)	10.7
Equity in net earnings of unconsolidated affiliate	(0.3)	—	(0.4)	(0.1)
Income (loss) from continuing operations	53.1	(6.9)	(49.7)	84.6
(Loss) income from discontinued operations, net of taxes	—	(0.1)	(0.8)	0.8
Net income (loss)	$53.1	$(7.0)	$(50.5)	$85.4

Basic earnings (loss) per share from:
Continuing operations	$1.02	$(0.21)	$(0.96)	$2.65
Discontinued operations	—	(0.01)	(0.02)	0.02
Net (loss) income	$1.02	$(0.22)	$(0.98)	$2.67

Diluted earnings (loss) per share from:
Continuing operations	$1.01	$(0.21)	$(0.96)	$2.63
Discontinued operations	—	(0.01)	(0.02)	0.02
Net (loss) income	$1.01	$(0.22)	$(0.98)	$2.65

Weighted average shares outstanding:
Basic	52.1	32.0	52.0	32.0
Diluted	52.3	32.2	52.0	32.2

Other business information from continuing operations:
Inbound orders	$1,042.7	$523.1	$3,842.7	$1,788.3
Orders backlog			$1,372.0	$720.5

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Income (loss) from continuing operations	$53.1	$(6.9)	$(49.7)	$84.6
Non-GAAP adjustments
Restructuring related costs(1)	7.1	0.3	30.7	1.4
M&A related costs(2)	14.3	53.3	114.5	85.9
Loss on investment	—	—	10.6	—
Amortization of bridge financing debt issuance cost	—	4.7	12.4	7.1
Acquisition related amortization and depreciation	46.0	11.4	179.0	44.6
Impact on tax provision from Non-GAAP adjustments(3)	(16.9)	(16.7)	(79.6)	(34.1)
Recognition of non-cash pension plan related settlement costs	—	23.3	146.9	23.3
Impact on tax provision from non-cash pension plan related settlement costs	—	(6.0)	(37.1)	(6.0)
Discrete tax adjustment from M&A activity	—	—	5.4	—
Deferred tax benefit related to an internal reorganization	—	—	—	(8.8)
Adjusted income from continuing operations	$103.6	$63.4	$333.1	$198.0

Income (loss) from continuing operations	$53.1	$(6.9)	$(49.7)	$84.6
Total shares and dilutive securities	52.3	32.2	52.0	32.2
Diluted earnings (loss) per share from continuing operations	$1.01	$(0.21)	$(0.96)	$2.63

Adjusted income from continuing operations	$103.6	$63.4	$333.1	$198.0
Total shares and dilutive securities	52.3	32.2	52.0	32.2
Adjusted diluted earnings per share from continuing operations	$1.98	$1.97	$6.41	$6.15

(1) Restructuring related costs for the twelve months ended December 31, 2025, included $29.3 million of severance expense as presented on the Company's Condensed Consolidated Statements of Income. Costs incurred as a direct result of the restructuring program are excluded because they are not part of the ongoing operations of our underlying business.

(2) M&A related costs for the twelve months ended December 31, 2025, include advisory and transaction related costs for both potential and completed M&A transactions and strategy of $57.9 million, amortization of inventory step-up from business combinations of $21.2 million, and integration costs of $35.4 million. M&A related costs are excluded as they are generally short-term in nature and turn over quickly or are not part of the ongoing operations of our underlying business.

(3) Impact on tax provision was calculated using the enacted rate for the relevant jurisdiction for each period shown.

The above table reports adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures. We use these measures internally to make operating decisions and for the planning and forecasting of future periods, and therefore provide this information to investors because we believe it allows more meaningful period-to-period comparisons of our ongoing operating results, without the fluctuations in the amount of certain costs that do not reflect our underlying operating results.

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Income (loss) from continuing operations	$53.1	$(6.9)	$(49.7)	$84.6
Income tax provision (benefit)	8.1	(3.6)	(13.1)	10.7
Interest expense, net	12.0	1.9	103.3	(4.3)
Other financing (income)(1)	(2.5)	—	(10.6)	—
Loss on investment	—	—	10.6	—
Pension expense, other than service cost(2)	1.3	24.3	148.5	27.3
Restructuring related costs(3)	7.1	0.3	30.7	1.4
M&A related costs(4)	14.3	53.3	114.5	85.9
Depreciation and amortization(5)	67.7	22.8	266.2	89.4
Adjusted EBITDA from continuing operations	$161.1	$92.1	$600.4	$295.0

Total revenue	$1,008.0	$467.6	$3,798.2	$1,716.0
Income (loss) from continued operations margin	5.3%	(1.5)%	(1.3)%	4.9%
Adjusted EBITDA margin	16.0%	19.7%	15.8%	17.2%

(1) Other financing income represents transaction gains from fair value hedges on our foreign currency denominated debt, and are considered non-operating as they relate to our cost of borrowing on this debt.

(2) Pension expense, other than service cost is excluded as it represents all non service-related pension expense, which consists of non-cash interest cost, expected return on plan assets, amortization of actuarial gains and losses, and settlement charges.

(3) Restructuring related costs for the twelve months ended December 31, 2025, included $29.3 million of severance expense as presented on the Company's Condensed Consolidated Statements of Income. Costs incurred as a direct result of the restructuring program are excluded as they are not part of the ongoing operations of our underlying business.

(4) M&A related costs for the twelve months ended December 31, 2025, included advisory and transaction related costs for both potential and completed M&A transactions and strategy of $57.9 million, amortization of inventory step-up from business combinations of $21.2 million, and integration costs of $35.4 million. M&A related costs are excluded as they are generally short-term in nature and turn over quickly or are not part of the ongoing operations of our underlying business.

(5) Depreciation and amortization, including the acquisition related amortization and depreciation expense, is excluded to determine EBITDA.

The above table reports Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. We use Adjusted EBITDA and Adjusted EBITDA margin internally to make operating decisions and believe that adjusted EBITDA is useful to investors as a measure of the Company’s operational performance and a way to evaluate and compare operating performance against peers in the Company's industry.

JBT MAREL CORPORATION
BUSINESS SEGMENT RESULTS
(Unaudited and in millions)

	Twelve Months Ended December 31, 2025
	Protein Solutions	Prepared Food and Beverage Solutions	Total
Revenue	$1,716.2	$2,082.0	$3,798.2
Segment Adjusted EBITDA	$344.7	$358.7	$703.4
Less: Corporate expense(1)			103.0
Adjusted EBITDA from continuing operations(2)			$600.4

(1) Corporate expense is primarily comprised of unallocated selling, general and administrative expenses and activity that does not meet the criteria of a reportable segment.

(2) For further detail on the calculation and reconciliation of the Company's Adjusted EBITDA from continuing operations measure, see the reconciliation above.

JBT MAREL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$167.9	$1,228.4
Restricted Cash	18.6	—
Trade receivables, net of allowances	561.4	335.1
Inventories	643.7	233.1
Other current assets	191.5	66.7
Total current assets	1,583.1	1,863.3
Property, plant and equipment, net	793.4	233.7
Goodwill	3,428.4	769.1
Intangible assets, net	2,122.2	340.9
Other assets	269.7	206.8
Total assets	$8,196.8	$3,413.8

Liabilities and Stockholders' Equity
Short-term debt and current portion of long-term debt	$411.9	$—
Accounts payable, trade and other	261.9	131.0
Advance and progress payments	517.7	194.1
Other current liabilities	431.8	210.4
Total current liabilities	1,623.3	535.5
Long-term debt, less current portion	1,470.0	1,252.1
Accrued pension and other post-retirement benefits, less current portion	21.4	19.3
Other liabilities	618.3	62.7
Common stock and additional paid-in capital	2,717.8	232.8
Retained earnings	1,464.8	1,535.9
Accumulated other comprehensive income (loss)	281.2	(224.5)
Total stockholders' equity	4,463.8	1,544.2
Total liabilities and stockholders' equity	$8,196.8	$3,413.8

JBT MAREL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from continuing operating activities
Net (loss) income	$(50.5)	$85.4
Less: Income from discontinued operations, net of taxes	(0.8)	0.8
(Loss) income from continuing operations	(49.7)	84.6

Adjustments to reconcile income to cash provided by operating activities
Depreciation and amortization	266.2	89.4
Stock-based compensation	23.2	14.7
Other	128.3	57.4

Changes in operating assets and liabilities
Trade accounts receivable, net	13.7	(59.2)
Inventories	(53.9)	3.7
Accounts payable, trade and other	(16.3)	0.6
Advance and progress payments	20.8	32.1
Other - assets and liabilities, net	9.4	9.3
Cash provided by continuing operating activities	341.7	232.6

Cash flows from continuing investing activities
Acquisitions, net of cash acquired	(1,746.0)	—
Payments related to discontinued operations	(0.1)	(4.8)
Capital expenditures	(103.6)	(37.9)
Other	6.6	1.4
Cash required by continuing investing activities	(1,843.1)	(41.3)

Cash flows from continuing financing activities
Net (payments) proceeds for domestic credit facilities	(853.1)	605.2
Net proceeds from Term Loan B, net of debt issuance costs	890.1	—
Proceeds from issuance of 2030 convertible senior notes, net of debt issuance costs	559.4	—
Purchase of convertible bond hedge	(78.8)	—
Proceeds from sale of warrants	51.1	—
Settlement of deal contingent hedge	(42.5)	—
Dividends	(20.9)	(13.1)
Other	(47.2)	(30.3)
Cash provided by continuing financing activities	458.1	561.8

Net (decrease) increase in cash and cash equivalents	(1,043.3)	753.1
Net cash provided by discontinued operations	—	1.0
Effect of foreign exchange rate changes on cash and cash equivalents	1.4	(9.0)
Net (decrease) increase in cash and cash equivalents	(1,041.9)	745.1

Cash and cash equivalents from continuing operations, beginning of period	1,228.4	483.3
Add: Cash and cash equivalents from discontinued operations, beginning of period	—	—
Add: Net (decrease) increase in cash and cash equivalents	(1,041.9)	745.1
Less: Cash and cash equivalents from discontinued operations, end of period	—	—
Cash and cash equivalents from continuing operations, end of period	$186.5	$1,228.4

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(Unaudited and in millions)

	Twelve Months Ended December 31,
	2025	2024
Cash provided by continuing operating activities	$341.7	$232.6
Less: capital expenditures	103.6	37.9
Plus: proceeds from disposal of assets	6.6	1.4
Plus: pension contributions	5.1	3.2
Free cash flow (FCF)	$249.8	$199.3

The above table reports free cash flow, which is a non-GAAP financial measure. We use free cash flow internally as a key indicator of our liquidity and ability to service debt, invest in business combinations, and return money to shareholders and believe this information is useful to investors because it provides an understanding of the cash available to fund these initiatives. For free cash flow purposes, we consider contributions to pension plans to be more comparable to payment of debt, and therefore exclude these contributions from the calculation of free cash flow.

JBT MAREL CORPORATION
NET DEBT CALCULATION
(Unaudited and in millions)

	As of Quarter Ended			Change From
	Q4 2025	Q3 2025	Q4 2024	PQ	PY
Total debt	$1,881.9	$1,906.7	$1,252.1	$(24.8)	$629.8
Cash and marketable securities	167.9	114.9	1,228.4	53.0	(1,060.5)
Net debt	$1,714.0	$1,791.8	$23.7	$(77.8)	$1,690.3

JBT MAREL CORPORATION
BANK TOTAL NET LEVERAGE RATIO CALCULATION
(Unaudited and in millions)

December 31, 2025
Total debt	$1,881.9
Less: Cash and marketable securities	167.9
Net debt	1,714.0
Other items considered debt under the credit agreement	49.0
Consolidated total indebtedness(1)	$1,763.0

Trailing twelve months Adjusted EBITDA from continuing operations	$600.4
Other adjustments net to earnings under the credit agreement	68.6
Consolidated EBITDA(1)	$669.0

Total net debt to trailing twelve months Adjusted EBITDA	2.9
Bank total net leverage ratio (Consolidated Total Indebtedness / Consolidated EBITDA)	2.6

(1) As defined in the credit agreement.

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

Guidance
Full Year 2026
Diluted earnings per share from continuing operations	$4.70 - $5.15
Non-GAAP adjustments:
Restructuring related costs(1)	~ 0.57
M&A related costs(2)	~ 0.38
Acquisition related amortization and depreciation(3)	~ 3.40
Impact on tax provision from Non-GAAP adjustments(4)	~ (1.02)
Adjusted diluted earnings per share from continuing operations	$8.00 - $8.50

(1) Restructuring related costs are estimated to be approximately $30 million for the full year 2026. The amount has been divided by our estimate of 52.3 million total shares and dilutive securities to derive earnings per share.

(2) M&A related costs are estimated to be approximately $20 million for the full year 2026. The amount has been divided by our estimate of 52.3 million total shares and dilutive securities to derive earnings per share.

(3) Acquisition related amortization and depreciation is expected to be approximately $178 million for the full year 2026. The amount has been divided by our estimate of 52.3 million total shares and dilutive securities to derive earnings per share.

(4) Impact on tax provision for 2026 tax provision on non-GAAP adjustments was calculated using a tax rate of approximately 23-24% based on a estimate of the tax rate of the country in which the non-GAAP adjustments are originating.

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA GUIDANCE
(Unaudited and in millions)
Guidance
Full Year 2026
Income from continuing operations	$245 - $270
Income tax provision	75 - 83
Interest expense, net	~50
Other financing income(3)	~ (10)
Restructuring related costs(1)	~ 30
M&A related costs(2)	~ 20
Depreciation and amortization	~ 268
Adjusted EBITDA from continuing operations	$675 - $710

Revenue	$3,990 - $4,065
Income from continuing operations margin	6.1% - 6.6%
Adjusted EBITDA margin	17.0% - 17.5%

(1) Restructuring related costs are estimated to be approximately $30 million for the full year 2026. The amount has been divided by our estimate of 52.3 million total shares and dilutive securities to derive earnings per share.

(2) M&A related costs are estimated to be approximately $20 million for the full year 2026. The amount has been divided by our estimate of 52.3 million total shares and dilutive securities to derive earnings per share.

(3) Other financing income is estimated to be approximately $10 million for the full year 2026.